UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EQUIFAX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Questions and Answers about the Equifax Virtual Annual Meeting

How do I attend the virtual annual meeting?

Shareholders of record as of the close of business on March 6, 2020, the record date, or “street name” holders that hold a legal proxy, broker’s proxy card or voting information form provided by their bank, broker or other nominee, can attend the meeting by accessing www.virtualshareholdermeeting.com/EFX2020 and entering the 16-digit control number included in the proxy materials previously distributed to shareholders.

Non-shareholders may access the live webcast, but will not be eligible to vote or submit questions.

Please note that the www.virtualshareholdermeeting.com/EFX2020 web page will be active beginning approximately 15 minutes before the meeting start time, to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time.

How do I ask questions at the virtual meeting?

Shareholders will be able to submit questions during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/EFX2020 using their 16-digit control number, typing the question into the “Ask a Question” field, and clicking submit.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, products and services or individual disputes, are not pertinent to meeting matters and therefore will not be answered. Questions that are substantially similar may be grouped and answered together to avoid repetition.

How do I vote shares at the virtual meeting?

Shareholders of record who have not voted their shares prior to the meeting or who wish to change their vote will be able to vote their shares electronically at the meeting by clicking “Vote Here” on the meeting website.

Whether or not shareholders plan to attend the meeting, they are encouraged to vote their shares prior to the meeting by one of the methods described in the proxy materials previously provided. Shareholders may continue to use the proxy materials they previously received to vote their shares in connection with the meeting.

Shareholders who have already voted do not need to vote again unless they wish to change their prior vote.

How can I review the list of shareholders entitled to vote?

An electronic list of the shareholders of record as of the record date will be available for examination by shareholders at www.virtualshareholdermeeting.com/EFX2020 during the meeting, along with the proxy materials for the meeting. Shareholders will need to enter their 16-digit control number to access the shareholder list.

Can I attend the virtual meeting if I am not a shareholder?

Yes. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/EFX2020 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions, vote or examine the list of shareholders during the meeting if you participate as a guest.

A replay of the virtual annual meeting webcast will be available on our investor relations website through June 30, 2020.